UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported): April 9, 2014

OCEAN POWER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1590 Reed Road Pennington, NJ	08534
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 730-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On April 9, 2014, Ocean Power Technologies, Inc. (the “Company”) completed its previously announced underwritten public offering (the “Offering”) by the Company of 3,800,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), at a price to the public of $3.10 per Share. The Offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-186181), as supplemented by a final prospectus supplement filed with the SEC on April 4, 2014 pursuant to Rule 424(b) under the Securities Act. As part of the Offering, the Company granted Roth Capital Partners, LLC (the “Underwriter”) a 30-day option (the “Option”) to purchase up to an additional 570,000 Shares. The net proceeds from the Offering, after underwriting discounts and commissions and estimated offering expenses, are approximately $10.8 million. If the Option is exercised in full, the net proceeds from the Offering, after underwriting discounts and commissions and estimated offering expenses, will be approximately $12.5 million.

The opinion of Drinker Biddle & Reath LLP regarding the validity of the Shares issued pursuant to the Offering is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

5.1 Opinion of Drinker Biddle & Reath LLP dated March 4, 2013.

23.1 Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN POWER TECHNOLOGIES, INC.

Date: April 10, 2014	By:	/s/ Mark A. Featherstone
Mark A. Featherstone
Chief Financial Officer

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